Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

Alvotech

(Exact Name of Registrant as Specified in its

Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)(8)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Primary Offering Ordinary Shares underlying Warrants	Other	10,916,647 (2)	$11.50 (6)	$125,541,440.50	0.0000927	$11,637.69

Fees to Be Paid	Equity	Secondary Offering Ordinary Shares	Other	17,493,000 (3)	$7.50 (7)	$131,197,500.00	0.0000927	$12,162.01

Fees to Be Paid	Equity	Secondary Offering Ordinary Shares	Other	202,123,220 (4)	$7.50 (7)	$1,515,924,150.00	0.0000927	$140,526.17

Fees to Be Paid	Equity	Secondary Offering of Warrants	Other	4,666,667 (5)	$0.86 (8)	$4,013,333.62	0.0000927	$372.04

	Total Offering Amounts					$1,776,676,424.12		$164,697.90

	Total Fees Previously Paid							$0

	Total Fee Offsets							$11,637.69

	Net Fee Due							$153,060.21

(1)

All securities being registered are or have been issued by Alvotech previously known as Alvotech Lux Holdings S.A.S., a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg having its registered office at 9, Rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Company Register (Registre de Commerce et des Sociétés, Luxembourg) under number B258884. In connection with the Business Combination described in this registration statement (the “Business Combination”), among other things, (a) Oaktree Acquisition Corp. II, a Cayman Islands exempted company (“OACB”), merged with and into Alvotech, whereby (i) all of the outstanding OACB Class A Ordinary Shares, par value $0.0001 per share (the “Public Shares”) and OACB’s Class B Ordinary Shares, par value $0.0001 (the “Founder Shares”, and together with the Public Shares, the “OACB Ordinary Shares”), were exchanged for ordinary shares of Alvotech (“Ordinary Shares”) and (ii) all of the outstanding warrants of OACB included in the units sold in OACB’s IPO (the “Public OACB Warrants”), and all of the outstanding warrants of OACB purchased in a private placement in connection with OACB’s IPO of units (the

“Private OACB Warrants” and, together with the “Public OACB Warrants”, the “OACB Warrants”), in each case, entitling the holder thereof to purchase one share of the OACB Class A Ordinary Shares at an exercise price of $11.50 per share, converted into the right to receive Ordinary Shares on substantially the same terms as the OACB Warrants (the “Warrants”), and (b) Alvotech Holdings S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, merged with and into Alvotech, whereby all outstanding class A ordinary shares and class B shares of Alvotech (collectively, the “Alvotech Holdings Ordinary Shares”) all with a nominal value of $0.01 per share, were exchanged for Ordinary Shares. In connection with the consummation of the Business Combination, Alvotech entered into a private placement pursuant to which the subscribers (“Subscribers”) subscribed to Ordinary Shares, for a subscription price of $10.00 per share (the “PIPE Financing”).
(2)

Consists of 10,916,647 Ordinary Shares issuable upon exercise of 10,916,647 Warrants. Each Warrant will entitle the warrant holder to be issued one Ordinary Share at a price of $11.50 per share (subject to adjustment). These Ordinary Shares were previously registered on a registration statement on Form F-4 (File No. 333-261773) (the “Prior Registration Statement).

(3)	Consists of 17,493,000 Ordinary Shares issued to the Subscribers in the context of the PIPE Financing.
(4)

Consists of (i) 6,250,000 Ordinary Shares issued to Oaktree Acquisition Holdings II, L.P. (the “Sponsor”) in exchange for the Founder Shares in connection with the Business Combination, (ii) 4,666,667 Ordinary Shares issuable upon exercise of Private OACB Warrants, which converted into Warrants on the closing of the Business Combination; (iii) 186,206,553 Ordinary Shares issued to former shareholders of Alvotech Holdings in exchange for their Alvotech Holdings Ordinary Shares in connection with the Business Combination (subject to vesting and lockups); and (iv) 5,000,000 Ordinary Shares subscribed for by Alvogen Lux Holdings S.à r.l. and Aztiq Pharma Partners S.à r.l., for a subscription price of $10.00 per share, in the context of a private placement.

(5)	Consists of 4,666,667 warrants issued to the Sponsor and its transferees to purchase Ordinary Shares at an exercise price of $11.50.
(6)	Represents the exercise price of the warrants.
(7)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Ordinary Shares on The Nasdaq Stock Market LLC on July 11, 2022 ($7.50 per Ordinary Share). This calculation is in accordance with Rules 457(c) and 457(f)(1).

(8)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Warrants on The Nasdaq Stock Market LLC on July 11, 2022 ($0.86 per Warrant). This calculation is in accordance with Rule 457(c).

(9)

In the event of a stock split, stock dividend or other similar transaction involving the Ordinary Shares, in order to prevent dilution, the number of Ordinary Shares registered hereby shall be automatically increased to cover the additional Ordinary Shares in accordance with Rule 416(a) under the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)

Fee Offset Claims	Alvotech	Form F-4	333-261773	12/20/2021		$11,637.69 (1)	Equity	Alvotech Ordinary Shares issuable on exercise of Warrants	10,916,647	$125,541,440.50

Fee Offset Sources	Alvotech	Form F-4	333-261773		12/20/2021						$11,637.69

(1)

Alvotech previously registered 10,916,667 Ordinary Shares issuable on the exercise of the Warrants on the Prior Registration Statement and paid a filing fee of $11,637.71 on December 20, 2021. None of the Warrants have been exercised and, consequently, none of those Ordinary Shares have been issued or sold under the Prior Registration Statement. Alvotech has completed the offering that included these unissued Ordinary Shares under the Prior Registration Statement.